UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (702) 997-5968

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.	Entry into a Material Definitive Agreement.

Comvest Overview

On June 7, 2018, Vintage Stock Affiliated Holdings LLC (“Holdings”) and Vintage Stock, Inc. (the “Borrower”), each subsidiaries of Live Ventures Incorporated (the “Company”), the registrant, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Borrower, Holdings, the lenders party thereto and Comvest Capital IV, L.P. (“Comvest”), as agent. The Credit Agreement provides for a $24.0 million secured term loan (the “Term Loan”). The proceeds of the Term Loan, together with a cash equity contribution of approximately $4.0 million from the Company to the Borrower, will be used by the Borrower (i) to refinance and terminate the Borrower’s credit facility (the “Prior Credit Facility”) with Capitala Private Credit Fund and certain of its affiliates, as lenders, and Wilmington Trust National Association, as agent, (ii) to pay transaction costs, and (iii) for the Borrower’s working capital and other general corporate purposes. In connection with the closing of the refinancing transaction with Comvest, all defaults under the Prior Credit Facility were extinguished.

The Term Loan matures on May 26, 2023 and is subject to amortization of 12.5% (decreasing to 10% upon the Borrower’s senior leverage ratio being less than 1.50 times the Borrower’s EBITDA (as defined in the Credit Agreement)) of principal per annum payable in equal quarterly installments plus, to the extent the Borrower generates excess cash flow (as defined in the Credit Agreement), a percent of such excess cash flow (ranging from 50% to 100%), all in accordance with the terms of the Credit Agreement.

Interest

Borrowings under the Credit Agreement bear interest at an interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus the applicable margin. The applicable margin ranges from 8.00% to 9.50% per annum (subject to a LIBOR floor of 1.00%) and is determined based on the Borrower’s senior leverage ratio pricing grid. The applicable margin during the first six months following the closing is 9.50%.

Prepayments

Under the Credit Agreement, any and all mandatory prepayments arising from any voluntary act of the Borrower are subject to a prepayment premium, ranging from 5.00% of the principal amount prepaid plus a make-whole amount to 1.00%, depending on when the mandatory prepayment is made. There is no prepayment premium after June 7, 2021.

Collateral and Guarantors

The Term Loan is secured by a pledge of substantially all of the assets of the Borrower and a pledge of the capital stock of the Borrower. In addition, the Company is guaranteeing (the “Sponsor Guaranty”) that portion of the Term Loan that results in the Borrower’s senior leverage ratio being greater than 2.30:1.00, and only for so long as such ratio exceeds 2.30:1.00. The Sponsor Guaranty terminates on the date that the Borrower’s senior leverage ratio is less than 2.30:1.00 for two consecutive fiscal quarters.

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Restrictive Covenants and Other Matters

The Credit Agreement contains customary representations and warranties, events of default, affirmative covenants, and negative covenants, which impose restrictions on, among other things, the ability of the Borrower to make investments, pay dividends, sell assets, and to incur additional debt and liens. In addition, the Credit Agreement requires the Borrower to maintain (i) at all times as the senior leverage ratio is greater than 1.5, a minimum amount of EBITDA, (ii) a maximum senior leverage ratio, (iii) a minimum fixed charge coverage ratio, and (iv) at all times as the senior leverage ratio is greater than 1.5, a minimum amount of year-over-year same store sales. Subject to certain exceptions, the Credit Agreement restricts the amount of capital expenditures the Borrower may make during any fiscal year. The Credit Agreement permits the Borrower to exercise an equity cure (subject to certain restrictions in the Credit Agreement) by receiving cash contributions that will be included in the calculation of EBITDA on a pro forma basis.

The foregoing descriptions of the Credit Agreement and the Sponsor Guaranty do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amendment to Loan with Texas Capital Bank

On June 7, 2018, the Borrower and Texas Capital Bank, National Association (“TCB”) entered into a Third Amendment to Loan Agreement (the “Third Amendment”), which amends certain terms of the Loan Agreement dated November 3, 2016, as amended to date (the “TCB Loan Agreement”), between TCB and the Borrower. The Third Amendment (i) reduces the interest rate of borrowings under the TCB facility from LIBOR plus 2.75% to LIBOR plus 2.25%, effective as of April 7, 2018, (ii) reduces the maximum amount of borrowing under the TCB facility to $12.0 million, (iii) removes as a condition precedent to borrowing under the facility that no material adverse change has occurred, and (iv) adds as an event of default the failure of Rodney Spriggs, the President and CEO of the Borrower, ceasing to be actively involved in the day-to-day management and operations or is involved in the day-to-day management and operations in a materially different capacity of the Borrower. In addition, certain other amendments were made to the Third Amendment to conform the TCB Loan Agreement to the Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 7, 2018, by and among the lenders from time to time party thereto, Comvest Capital IV, L.P., Vintage Stock, Inc., and Vintage Stock Affiliated Holdings LLC
10.2	Limited Guaranty, dated as of June 7, 2018, by Live Ventures Incorporated in favor of Comvest Capital IV, L.P.
10.3	Third Amendment to Loan Agreement, dated as of June 7, 2018, between Texas Capital Bank, National Association, and Vintage Stock, Inc.
99.1	Press release of Live Ventures Incorporated dated June 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Dated: June 11, 2018

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